                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT
                              --------------------

     On August 22, 2005, Advanced Materials Group, Inc., a Nevada corporation ("Employer"), and Michael Bowen ("Employee") agree as follows:

     1. TERM. The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, for a period commencing on the date hereof and continuing until terminated by either party. Notwithstanding any provision to the contrary herein, employment pursuant to this contract is "at will" and may be terminated at any time and for any reason.

     2. DUTIES. Employee agrees to serve Employer as its Executive Vice President or in such other capacities as may be requested from time to time by the Board of Directors of the Company ("Board"). During the term of this Agreement, Employee will devote his full time and exclusive attention to, and use his best efforts to advance, the business and welfare of Employer. During the term of this Agreement, Employee will not engage in any other employment activities for any direct or indirect remuneration without the prior written consent of Employer. Employee shall not be required to relocate from the Dallas, Texas, metropolitan area, but agrees to undertake all reasonable travel required by Employer to be conducted in connection with the performance of his duties.

     3. SALARY AND BENEFITS.

          3.1 BASE SALARY. Employer shall pay Employee a salary at the rate of $135,000 per year, or such greater amount as may be established by the Board, payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer and subject to payroll deductions as may be necessary or customary in respect of salaried personnel.

          3.2 INCENTIVE COMPENSATION. In addition to the base salary to which Employee is entitled pursuant to Section 3.1, Employer will pay to Employee additional compensation (a "Bonus") in accordance with the following terms and conditions:

          (a) For the fourth quarter of Employer's fiscal year 2005, Employer shall pay Employee a Bonus equal to 5% of Employer's income from continuing operations before income taxes, which Bonus shall be paid within 72 hours after completion of unaudited financial statements for both the fourth quarter and fiscal year 2005, and acceptance thereof by Employer's Audit Committee. Upon completion of audited financial statements for fiscal year 2005, the Bonus for the fourth quarter of Employer's fiscal year 2005 shall be recomputed based on audited numbers, and any over- or under-payment of the Bonus shall be subtracted from, or added to, the next Bonus(es) paid to Employee.

          (b) Exhibit A as attached hereto and initialed by Employee and by Employer's Chairman shall be in effect through Employer's fiscal year 2006 only. The amount of the quarterly Bonus shall be determined as set forth on Exhibit A and paid as set forth below:

               (i) Until such time as Employer becomes current in its SEC reporting, Employer shall pay Employee's Bonus on a quarterly basis within 72 hours after completion of unaudited financial statements for each fiscal quarter and acceptance thereof by Employer's Audit Committee;

               (ii) Upon filing of Employer's Form 10-Q with respect to any fiscal quarter during fiscal year 2006, or upon completion of audited financial statements for fiscal year 2006 (regardless of whether Employer has filed a Form 10-K with respect thereto), Employee's Bonus for each fiscal quarter reflected in such Form 10-Q or audited financial statements shall be shall be recomputed based on the numbers reflected therein, and any over- or under-payment of the Bonus shall be subtracted from, or added to, the next Bonus(es) paid to Employee;

               (iii) Once Employer has become current in its SEC reporting, Employer shall pay Employee's Bonus on a quarterly basis within 72 hours after filing of Employer's Form 10-Q or Form 10-K, as the case may be, with respect to the previous fiscal quarter.

               (iv) The Bonus for the each of the first three fiscal quarters shall be deemed earned and shall be paid in an amount equal to 50% of the amount calculated, on an annualized basis, using the formula set forth on Exhibit A, as derived from Employer's unaudited financial statements (until Employer is current in its SEC reporting) or Form 10-Q (once Employer is current in its SEC reporting). The Bonus for the final quarter of each fiscal year shall be deemed earned and shall be paid in an amount equal to 100% of the amount calculated using the formula set forth on Exhibit A, as derived from Employer's audited financial statements (until Employer is current in its SEC reporting) or Form 10-K (once Employer is current in its SEC reporting). If Employee's employment is terminated for any reason other than "good cause" (as defined in Section 5), Employee shall be entitled to receive, at the times enumerated in herein, a pro rated Bonus reflecting the portion of the fiscal year until the date of termination (including, after the end of the then current fiscal year as called for in this Section 3.2(b), any amount not yet paid because of the hold backs described herein).

          (c) For fiscal years commencing after November 2006, Employer's compensation committee shall establish a new Bonus plan, if any, at least 30 days prior to end of the then current fiscal year, which shall be reflected by a revised Exhibit A to be attached hereto and initialed and dated by Employee and Employer's compensation committee chairman.

          3.3 STOCK OPTIONS. Employee shall be granted an option to purchase up to 200,000 shares of Employer's common stock at $0.20 per share, such option to vest 20% one year from the date of this Agreement, and 20% on each anniversary date thereafter. If Employer terminates Employee's employment for any reason other than for "good cause" as defined in Section 5, the option shall continue to vest as set forth herein. However, if Employee voluntarily terminates his employment with Employer or is terminated for "good cause," vesting shall cease as provided in Employer's 2003 Stock Plan (the "Plan"), and Employee shall be entitled to exercise only the vested portion during the time period set forth in the Plan.

          3.4 VACATIONS. Employee shall be entitled to paid vacation on the same terms as other salaried employees of Employer.

          3.5 MEDICAL INSURANCE AND OTHER BENEFITS. During the term of this Agreement Employer shall furnish Employee with the same medical and hospital insurance and other benefits furnished to other salaried employees of Employer.

     4. CONFIDENTIAL INFORMATION AND RESTRICTED ACTIVITIES.

          4.1 NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Employee acknowledges that Employer continually develops Confidential Information (as defined in Section 4.7), that Employee may develop Confidential Information for Employer and that Employee may learn of Confidential Information during the course of his employment. Employee will comply with Employer's policies and procedures for protecting Confidential Information and, except as required by the nature of his duties, Employee will never, directly or indirectly, use or disclose any Confidential Information without the prior written consent of a majority of the Board. Employee understands that this restriction will continue to apply after his employment terminates.

          4.2 USE AND RETURN OF PROPERTY AND DOCUMENTS. Employee will protect the integrity of Confidential Information and keep confidential all documents, customer lists, records of research, proposals, reports, memoranda, computer software and programming, financial information, and other materials ("Documents") including any copies thereof, in which Confidential Information may be contained. Employee will not copy any Documents except as required by the nature of his duties. Employee will not remove any Documents or copies from Employer's premises unless authorized by the Board. Employee will return to Employer immediately after his employment terminates all Documents and copies and any other property of Employer then in his possession or control.

          4.3 ASSIGNMENTS OF RIGHTS. Employee will promptly and fully disclose all Company Property (as defined in Section 4.7) to Employer. Employee hereby assigns and agrees to assign to Employer (or as otherwise directed by Employer) his full right, title and interest to all Company Property. Employee agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by Employer to assign the Company Property to Employer and to permit Employer to enforce any patents, copyrights or other proprietary rights in the Company Property. Employee will not charge Employer for his time spent in complying with these obligations. All copyrightable works that Employee creates shall be considered "works made for hire." Employee acknowledges that he has read and understands California Labor Code Section 2870, which reads as follows:

          (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

               (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (ii) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to BE assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Employee understands that his obligations under this Agreement do not apply to an invention that qualifies fully under the provisions of Section 2870.

          4.4 NON-RECRUITMENT. For a period of three years after his employment with Employer terminates, Employee will not, and will not assist anyone else to, hire any employee of Employer or seek to persuade any employee of Employer to discontinue employment or to become employed in any business directly or indirectly competitive with Employer's business, nor seek to persuade any independent contractor or supplier of Employer to discontinue its relationship or violate any agreement with Employer.

          4.5 RESTRICTED ACTIVITIES. Employee agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of Employer. While Employee is employed by Employer and for a period of three years after his employment terminates Employee will not compete, directly or indirectly, with Employer in any jurisdiction in which Employer does business, whether as an employee, consultant, agent, partner, principal, investor or otherwise, if such business involves any use by Employee of any Confidential Information. Further, but without limiting the foregoing, Employee agrees, while employed by Employer and for a period of three years after his employment terminates, not to engage in any "restricted activity" as defined in the following sentence. "Restricted activity" as used in this Section 4.5 shall mean accepting employment or a consulting position with (a) any person who is, or at any time within one year prior to Employee's termination has been, a customer of Employer, or (b) Robert
E. Delk or any of his affiliates. The foregoing restrictions shall not prevent Employee's owning 1% or less of the equity securities of any publicly traded company.

          4.6 NOTIFICATION REQUIREMENT. Until three months after the period set forth in Section 4.5, Employee will notify Employer in writing of any change in his address and of each new job or other business activity in which he plans to engage, at least 30 days prior to beginning such job or activity. The notice shall state the name and address of any new employer and the nature of Employee's position.

          4.7 DEFINITIONS: For the purposes of this Agreement, the following definitions shall apply:

               "Company Property" means developments, methods of doing business, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to writing or practice by Employee (whether alone or with others, and whether or not during normal business hours or on or off Employer's premises) during Employee's employment that relate to either the services provided by, business of, or any prospective activity of, Employer known to Employee as a result of his employment.

               "Confidential Information" means any and all information of Employer which is not generally known in the foam products industry or that is not generally known by others with whom Employer does or plans to compete or do business. Confidential Information includes, without limitation, information relating to (i) Employer's development, research and marketing activities, (ii) Employer's financial statements and strategic plans, (iii) the identity and special needs of Employer's customers and (iv) people and organizations with whom Employer has business relationships and those relationships. Confidential Information also includes such information that Employer may receive or have received belonging to customers or others who do business with Employer and, except to the extent disclosed by Employer on a nonconfidential basis, the Company Property.

          4.8 REMEDIES. Employee acknowledges that, were he to breach the provisions of this Section 4, the harm to Employer would be irreparable. Employee therefore agrees that, in addition to damages and attorneys' fees, Employer shall be entitled to obtain (and Employee will not contest) preliminary and permanent injunctive relief against any such breach, without having to post a bond.

          4.9 ENFORCEABILITY OF COVENANTS. The parties intend that the covenants and agreements contained in this Section 4 shall be deemed to include a series of separate covenants and agreements, one for each and every jurisdiction in which Employer does business with respect to the business described in Section
4.5. If, in any judicial proceeding, a court refuses to enforce all of the separate covenants deemed included in the action, then the unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of the proceeding to the extent necessary to permit the remaining separate covenants to be enforced in the proceeding.

          5. SEVERANCE. If Employee's employment with Employer is terminated for any reason other than Employee's death or permanent disability (which, for purposes hereof, shall have the same meaning as in Employer's disability insurance policy or, in the absence of such a policy, the continuous loss of one-half or more of the time spent by Employee in the usual daily performance of his duties as a result of physical or mental illness for a period in excess of 90 consecutive days), or "good cause" (as defined below), then Employer shall pay to Employee, in a lump sum, an amount equal to six months' (if the termination occurs prior to August 22, 2006) or three months' (if the termination occurs on August 22, 2006 or thereafter) base salary (as in effect on the date of termination). In addition, Employee shall be entitled to receive, at the times enumerated in Section 3.2, a pro rated Bonus reflecting the portion of the fiscal year until the date of termination (including, after the end of the then current fiscal year as called for in Section 3.2(b), any amount not yet paid because of the hold backs described in that Section). The term "good cause" is defined as any one or more of the following occurrences:

          (a) Employee's breach of any of the covenants contained in Section 4;

          (b) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

          (c) Employee's commission of an act of fraud, whether prior to or subsequent to the date hereof upon Employer;

          (d) Employee's continuing repeated willful failure or refusal to perform his duties as required by this Agreement, provided, that termination of Employee's employment pursuant to this paragraph 5(d) shall not constitute valid termination for cause unless Employee shall have first received written notice from the President of Employer stating with specificity the nature of the failure or refusal and affording Employee at least ten days to correct the act or omission complained of;

          (e) Gross negligence, insubordination, material violation by Employee of any duty of loyalty to Employer or any other material misconduct on the part of Employee, provided that termination of Employee's employment pursuant to this paragraph 5(e) shall not constitute valid termination for cause unless Employee has first received written notice from the President of Employer stating with specificity the nature of the failure or refusal and affording Employee at least ten days to correct the act or omission complained of;

          (f) Employee's commission of any act that is detrimental to Employer's business or goodwill; or

          (g) Employee's poor performance or failure to meet corporate objectives.

     6. EXPENSES. Employer will pay or reimburse Employee for the reasonable travel, entertainment or other expenses as he incurs at the request of Employer during the term of this Agreement in connection with the performance of his duties hereunder. Employee shall furnish Employer with such evidence that the expenses were incurred as Employer may from time to time reasonably require or request.

     7. PARTIAL DISABILITY OF EMPLOYEE. If Employee becomes disabled by reason of illness or other incapacity extending for a period of more than 12 consecutive weeks during which Employee is unable to perform his duties hereunder on a full-time basis but is able to perform his duties hereunder on a part-time basis, all amounts otherwise payable to Employee shall be proportionately reduced with respect to the period commencing at the end of the 12 week period to reflect the extent to which Employee's working time is reduced below a level which would result in Employee working 1,920 hours per year. In determining when Employee becomes disabled, the same criteria shall be applicable as are used in the disability insurance policy Employer maintains for its employees.

     8. MISCELLANEOUS.

          8.1 MODIFICATION AND WAIVER OF BREACH. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          8.2 ASSIGNMENT. The rights of Employer under this Agreement may, without the consent of Employee, be assigned by Employer, in its sole and unfettered discretion (a) to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of Employer, or (b) to any subsidiary or affiliate of Employer, or any transferee, whether by purchase, merger or otherwise, which directly or indirectly acquires all or substantially all of the assets of Employer or the subsidiary or affiliate.

          8.3 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) Employer, 20211 South Susana Road, Rancho Dominguez, California 90221, Attention: Chairman, or (b) Employee, 3 Saint Robby Court, Mansfield, TX 76063. Any such party may change that party's address for purposes of this Section 8.3 by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of the change.

          8.4 COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          8.5 CONSTRUCTION OF AGREEMENT. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California applicable to agreements executed and to be performed in California.

          8.6 COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings.

          8.7 NON-TRANSFERABILITY OF INTEREST. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as noted above) of any interest in the rights of Employee to receive any form of compensation to be made by Employer pursuant to this Agreement shall be void.

          8.8 ARBITRATION OF DISPUTES.

          (a) Employer and Employee shall resolve by final and
     binding arbitration any and all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Employee's employment with Employer, or the termination of such employment. This mutual agreement to arbitrate
     includes any claims that Employer may have against Employee, or that Employee may have against Employer or against any of
     its officers, directors, employees, agents, or parent,            INITIAL
     subsidiary, or affiliated entities. Employer and Employee
     agree that arbitration, as provided for in this Agreement,        -------
     shall be the exclusive form for the resolution of any covered     /s MLB
     dispute between the parties. IN AGREEING TO ARBITRATION, BOTH     -------
     EMPLOYER AND EMPLOYEE EXPLICITLY WAIVE THEIR RESPECTIVE
     RIGHTS TO TRIAL BY JURY.

          (b) The claims covered by this Agreement include, but are not limited to, claims for breach of any contract or covenant, express or implied; claims for breach of any fiduciary duty or other duty owed to Employee by Company or to Company by Employee; tort claims; claims for wages or other compensation due; claims for discrimination or harassment, including but not limited to discrimination or harassment based on race, sex, pregnancy, religion, national origin, ancestry, age, marital status, physical disability, mental disability, medical condition, or sexual orientation; and claims for violation of any federal, state or other governmental constitution, statute, ordinance or regulation (as originally enacted and as amended), including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Civil Code, and the California Wage Orders (collectively, "Arbitrable Disputes").

          (c) This mutual agreement to arbitrate claims does not limit Employee's right to file an administrative charge with the Equal Employment Opportunity Commission or any state agency charged with enforcement of fair employment practice laws. This mutual agreement to arbitrate claims also does not apply to or cover claims for workers' compensation benefits or compensation, claims for unemployment compensation benefits, or claims based upon an employee pension or benefit plan the terms of which contain an arbitration or other non-judicial dispute resolution procedure, in which case the provisions of such plan shall apply.

          (d) A party with an Arbitrable Dispute must initiate the dispute resolution process by submitting a written request for arbitration under this Agreement within one year of the date the dispute first arose, or within one year of the termination of employment, whichever occurs first; provided, however, if the party's claim arises under any statute providing a longer time in which to file a claim, that statute governs. A request submitted by Employee must be directed to the Chairman of Employer at Employer's principal place of business. A request submitted by Employer shall be sent to the Employee at the Employee's address as reflected on Employer's personnel records.


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

          (e) If an Arbitrable Dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by non-binding mediation administered by JAMS, before resorting to arbitration. The mediator's fees and any administrative fees or costs associated with the mediation shall be paid by Employer. Each party shall bear its or his own costs of legal representation at the mediation.

          (f) Any arbitration shall be conducted before a single arbitrator under the Comprehensive Arbitration Rules and Procedures of JAMS then in effect, except to the extent such Rules and Procedures are inconsistent with any provision of this Agreement. Employer shall pay any arbitration filing fee, and will bear all other costs of arbitration, including fees for the services of the arbitrator and any court reporter ordered by the arbitrator. Each party shall bear its or his own costs of legal representation; provided, however, if any party prevails on a claim entitling the prevailing party to attorneys' fees and/or costs, the Arbitrator may award reasonable fees and/or costs to the prevailing party in accordance with such claim. The arbitration shall take place in Orange County, California. The Arbitrator shall have the authority to order such discovery by way of deposition, interrogatory, document production, or otherwise, as the Arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The Arbitrator shall issue a written decision that reveals the essential findings and conclusions on which the decision is based, and the Arbitrator's decision shall be subject to such judicial review as is provided by law. This mutual agreement to arbitrate claims is enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. ss. 1 ET SEQ. (the "FAA"), but if the FAA is held not to apply to this Agreement for any reason, this mutual agreement to arbitrate claims shall be enforced under the laws of the state of California.

          (g) Employee and Employer agree that nothing contained in this Agreement shall preclude either party from obtaining injunctive or other equitable relief to restrain violations of this Agreement or applicable law or to preserve the status quo pending the arbitration of any Arbitrable Dispute.

          (h) Employee and Employer hereby agree that this Agreement shall survive the termination of Employee's employment with Employer.

          8.9 LEGAL FEES. Except as set forth in Section 8.8 regarding the costs of arbitration, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          8.10 AT-WILL EMPLOYMENT. EMPLOYEE'S EMPLOYMENT MAY BE TERMINATED BY EITHER EMPLOYER OR EMPLOYEE FOR ANY REASON OR NO REASON, AT ANY TIME. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED OR CONSTRUED AS RECOGNIZING OR CONSTITUTING ANYTHING OTHER THAN AN AT-WILL EMPLOYMENT RELATIONSHIP. THE AT-WILL EMPLOYMENT RELATIONSHIP WILL REMAIN IN EFFECT UNLESS SPECIFICALLY MODIFIED BY AN

INDIVIDUAL EXPRESS, WRITTEN AGREEMENT EXECUTED BY THE CHAIRMAN OF EMPLOYER AND EMPLOYEE IN A WRITTEN AGREEMENT THAT SPECIFICALLY EXPRESSES A DESIRE TO MODIFY THE AT-WILL NATURE OF EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

EMPLOYEE:                                      EMPLOYER:

/s Michael L. Bowen                            ADVANCED MATERIALS GROUP, INC.
------------------------------------
Michael Bowen
                                               By: /s Timothy R. Busch
                                                   ----------------------------
                                                   Timothy R. Busch, Chairman

                                                           EXHIBIT A

                                                       BONUS CALCULATION
                                                       -----------------


MIKE BOWEN BONUS PLAN THRU FISCAL YEAR ENDING NOVEMBER 30, 2006
---------------------------------------------------------------

Bonus is earned as a percentage of the income (loss) from continuing operations before income taxes of AMG as reported on forms 10-Q and 10-K.

                                                                                                  EXAMPLE
                                                                                                  -------
                                                                                             INCOME BEFORE TAXES
                                                                                             -------------------

                                                                                           $780,000     $2,100,000


INCOME BEFORE TAX                        PERCENTAGE FOR CALCULATING AMOUNT OF BONUS
-----------------                        EARNED (annually as a percentage of income
(Fiscal Year Based)                      (loss) from continuing operations)
before taxes)
up to $100,000                                              0%                                   $0             $0
$100,001 to $250,000                                        0%                                   $0             $0
$250,001 to $500,000                                        6%                              $15,000        $15,000
$500,001 to $800,000                                        8%                              $22,400        $24,000
$800,001 to $1,000,000                                     10%                                   $0        $20,000
$1,000,001 to $2,000,000                                    3%                                   $0        $30,000
Amounts greater than $2,000,000                             1%                                   $0           1000

                                                                  TOTAL ANNUAL BONUS:       $37,400        $90,000


Example of Payment of Bonus on Quarterly     Year to Date Income                 50% of Bonus    Prior Quarters'     Current
Basis (based on the year to date Income      (Annualized) Before      Bonus      Earned as of    Payments Within    Quarter's
Before Tax at the end of each quarter)       Tax at Quarter End    Calculation   Quarter End       Fiscal Year        Bonus

First Quarter Profit of $125,000                   $500,000           $15,000       $7,500            $0              $7,500
Second Quarter Profit of $225,000                  $700,000           $31,000      $15,500          $7,500            $8,000
Third Quarter Profit of $100,000                   $600,000           $23,000      $11,500          $15,500             $0
Fourth Quarter Profit of $330,000                  $780,000           $37,400                       $15,500           $21,900
                                                                                                                    -----------

                                                                                                                      $37,400